                                                         Exhibit No. EX-99.g.1.a

                                 ASSETMARK FUNDS
                            FORM OF AMENDMENT TO THE
                     AMENDED AND RESTATED CUSTODY AGREEMENT

     THIS  AMENDMENT  dated as of this 15th day of May, 2007, to the Amended and
Restated Custody Agreement,  dated as of August 20, 2004 (the  "Agreement"),  is entered into by and between  AssetMark  Funds, a Delaware  statutory  trust (the
"Trust") and U.S. Bank, N.A., a national banking association (the "Custodian").

                                    RECITALS

     WHEREAS, the parties have entered into an Agreement; and

     WHEREAS, the parties desire to amend the Agreement to add funds and related fees; and

     NOW, THEREFORE, the parties agree as follows:

     Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

     Exhibit E of the Agreement is hereby superseded and replaced with Exhibit E attached hereto.

Except to the extent amended  hereby,  the Agreement  shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ASSETMARK FUNDS                        U.S. BANK, N.A.

By: ______________________________     By: ________________________________

Name:_____________________________     Name: ______________________________

Title:____________________________     Title: _____________________________

              Exhibit B to the Custody Agreement - AssetMark Funds

                       Separate Series of AssetMark Funds

AssetMark International Equity Fund
AssetMark Large Cap Growth Fund
AssetMark Large Cap Value Fund
AssetMark Real Estate Securities Fund
AssetMark Small/Mid Cap Growth Fund
AssetMark Small/Mid Cap Value Fund
AssetMark Tax-Exempt Fixed Income Fund
AssetMark Fundamental Index(TM) Large Company Growth Fund
AssetMark Fundamental Index(TM) Large Company Value Fund
AssetMark Fundamental Index(TM) Small Company Growth Fund
AssetMark Fundamental Index(TM) Small Company Value Fund
AssetMark Fundamental Index(TM) International Equity Fund

              Exhibit E to the Custody Agreement - AssetMark Funds

--------------------------------------------------------------------------------
                                 U.S. BANK, N.A
                            DOMESTIC CUSTODY SERVICES
                                  FEE SCHEDULE
                            EFFECTIVE January 1, 2006
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Annual Fee Based Upon Market Value Fund Family:

1 basis point on first $ billion
..60 basis points on the next $1 billion
..50 basis points on assets greater than $3 billion
Minimum annual fee:$24,000

CCO Support Services - $1,200 Per Year Per Fund Complex*

Portfolio Transaction Fees
$  6.00 per book entry DTC or Federal Reserve transaction
$  4.00 per principal paydown
$  6.00 per short sale/liability
$  7.00 per US Bank repurchase agreement transaction
$ 20.00 per option/future contract written, exercised or expired
$ 25.00 per mutual fund trade
$ 25.00 per definitive (physical) security
$ 75.00 per Cedel/Euroclear transaction
$  5.00 per disbursement (waived if U.S. Bancorp is Administrator)
$ 15.00 per Fed Wire
$ 15.00 per margin variation Fed wire

Variable Amount Demand Notes: Used as a short-term  investment,  variable amount notes offer safety and prevailing high interest rates. Our charge,  which is 1/4 of 1%,  is  deducted  from the  variable  amount  note  income at the time it is credited to your account.

o    A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
o    No charge for the initial conversion free receipt.
o    Overdrafts - charged to the account at prime interest rate plus 2.

Plus Out-Of-Pocket  Expenses - Including but not limited to expenses incurred in the safekeeping,  delivery and receipt of securities,  shipping,  transfer fees, extraordinary  expenses  based  upon  complexity,  and all  other  out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

In Addition to the Domestic  Custody  Fees,  the following  Global  Custody Fees
Apply:

Annual Base Fee: $3,000 per portfolio,  Plus any applicable transaction fees and basis point safekeeping fees, as indicated below.*

                             GLOBAL CUSTODY SERVICES
                     ANNUAL FEE SCHEDULE for ASSETMARK FUNDS

------------------------------------------------------------------------------------------------------------------------------------
     Country          Instrument     Safekeeping   Transaction           Country          Instrument     Safekeeping   Transaction
                                        (BPS)          Fee                                                  (BPS)          Fee
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Argentina                 All           15.00          $40          Latvia                Gov't Bonds       15.00          $75
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Australia                 All            2.00          $30          Lebanon                   All           25.00          $90
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Austria             Equities/Bonds       3.50          $35          Lithuania                 All           20.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Austria              Depo Receipt       20.00          $35          Luxembourg                All            4.00          $25
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Austria               non ATS ALL       25.00          $90          Malaysia                  All            6.00          $80
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Bahrain                   All           50.00          $140         Mali                      All           40.00          $155
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Bangladesh                All           40.00          $150         Malta                     All           22.00          $75
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Belgium                   All            2.50          $45          Mauritius                 All           30.00          $100
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Benin                     All           40.00          $155         Mexico                    All            3.00          $20
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Bermuda                   All           15.00          $60          Morocco                   All           35.00          $100
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Bolivia                   All           60.00          $150         Namibia                   All           30.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Botswana                  All           25.00          $50          Netherlands               All            3.00          $25
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Brazil                    All           15.00          $35          New Zealand               All            3.00          $40
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Bulgaria                  All           40.00          $80          Niger                     All           40.00          $155
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Burkina Faso              All           40.00          $155         Nigeria                   All           30.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Canada                    All            1.25          $12          Norway                    All            3.00          $45
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Chile                     All           20.00          $60          Oman                      All           50.00          $140
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
China-Shanghai            All           15.00          $65          Pakistan                  All           30.00          $100
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
China-Shenzhen            All           15.00          $65          Palestinian               All           45.00          $140
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Columbia                  All           40.00          $100         Panama                    All           65.00          $85
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Costa Rica                All           15.00          $60          Peru                      All           45.00          $105
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Croatia                   All           35.00          $65          Philippines               All            8.00          $75
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Cyprus                    All           15.00          $45          Poland                    All           25.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Czech Republic            All           20.00          $50          Portugal                  All           15.00          $85
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Denmark                   All            3.00          $50          Qatar                     All           45.00          $140
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
EASDAQ                    All            5.50          $60          Romania                   All           35.00          $100
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Ecuador                   All           35.00          $65          Russia              Equities/Bonds      30.00          $200
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Egypt                     All           40.00          $100         Russia                  MINFIN          15.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Estonia                   All            7.00          $25          Senegal                   All           40.00          $155
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Euromarkets               All            1.50          $10          Singapore                 All            3.00          $40
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Finland                   All            5.00          $45          Slovak Republic           All           25.00          $110
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
France                    All            2.50          $45          Slovenia                  All           25.00          $110
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Germany                   All            1.00          $30          South Africa              All            3.00          $15
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Ghana                     All           25.00          $50          South Korea               All           10.00          $20
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Greece                    All           20.00          $105         Spain                     All            3.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Guinea Bissau             All           40.00          $155         Sri Lanka                 All           15.00          $60
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Hong Kong                 All            6.00          $60          Swaziland                 All           30.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Hungary                   All           35.00          $135         Sweden                    All            2.00          $45
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Iceland                   All           28.00          $80          Switzerland               All            2.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
India                     All           65.00          $250         Taiwan                    All           20.00          $125
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Indonesia                 All           12.00          $100         Thailand                  All            6.00          $45
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Ireland                   All            3.00          $30          Togo                      All           40.00          $155
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Israel                    All           15.00          $45          Trinidad & Tobago         All           30.00          $65
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Italy                     All            3.00          $50          Tunisia                   All           40.00          $45
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Ivory Coast               All           40.00          $155         Turkey                    All           15.00          $15
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Jamaica                   All           35.00          $50          United Kingdom            All            1.50          $10
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Japan                     All            1.50          $15          Ukraine                   All           30.00          $45
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Jordan                    All           40.00          $125         Uruguay                   All           50.00          $65
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Kazakhstan             Equities         60.00          $150         Venezuela                 All           40.00          $125
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Kazakhstan               Bonds          40.00          $160         Zambia                    All           30.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Kenya                     All           30.00          $50          Zimbabwe                  All           30.00          $50
------------------- ---------------- ------------- -------------    ------------------- ---------------- ------------- -------------
Latvia              Equities/Bonds      30.00          $75
------------------- ---------------- ------------- ------------- -- ------------------- ---------------- ------------- -------------

*Any  non-Eurobond  assets  held in CEDEL and  Euroclear  will be charged at the local market price quote. All fees quoted are payable monthly

                                 U.S. BANK, N.A.
                        ASSETMARK FUNDAMENTAL INDEX FUNDS
                            DOMESTIC CUSTODY SERVICES

                               ANNUAL FEE SCHEDULE
                                   April, 2007
----------------------------------------------------------------------------------------------------------------------------

Annual fee based upon market value of fund family:                Plus Out-Of-Pocket Expenses - Including but not limited
2 basis points on net assets                                      to expenses incurred in the safekeeping, delivery and
Minimum annual fee (4 funds)*: $16,000                            receipt of securities, shipping, transfer fees,
                                                                  extraordinary expenses based upon complexity, and all
Investment transactions (purchase, sale, exchange, tender,        other out-of-pocket expenses.
redemption, maturity, receipt, delivery):
$5.00 per disbursement (waived if USBFS is Administrator)         Fees are billed monthly.
$6.00 per book entry security (depository or Federal Reserve
system) - WAIVED UNTIL TOTAL NET ASSETS OF FUND FAMILY REACH $2   *Minimum - In the following months, if the fund family
BILLION.                                                          is at the minimum, the following fee applies.  After the
$12.00 per asset delivery transaction                             10th month, the above schedule applies.
$25.00 per definitive security (physical)                         1st month- Fees waived
$25.00 per mutual fund trade                                      2nd month- 10% of monthly minimum
$75.00 per Euroclear                                              3rd month- 20% of monthly minimum
$ 4.00 per principal reduction on pass-through certificates       4th month- 30% of monthly minimum
$ 6.00 per short sale/liability transaction                       5th month- 40% of monthly minimum
$20.00 per option/futures contract                                6th month- 50% of monthly minimum
$15.00 per variation margin                                       7th month- 60% of monthly minimum
$15.00 per Fed wire deposit or withdrawal                         8th month- 70% of monthly minimum
                                                                  9th month- 80% of monthly minimum
Variable Amount Demand Notes:  Used as a short-term investment,   10th month-90% of monthly minimum
variable amount notes offer safety and prevailing high interest   11th month-100% of monthly minimum
rates.  Our charge, which is 1/4 of 1%, is deducted from the      12th month-100% of monthly minimum
variable amount note income at the time it is credited to your account.

o    A transaction is a purchase/sale of a security, free
     receipt/free delivery, maturity, tender or exchange.
o    No charge for the initial conversion free receipt.
o    Overdrafts - charged to the account at prime interest
     rate plus 2.